HENJEST, CONNER,
WILLIAMS & GRIMSLEY, L.L.P.
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CERTIFIED PUBLIC ACCOUNTANTS

                                                   800 FRANCES BUILDING
                                                       505 FIFTH STREET
                                                          P.O. BOX 1528
                                                 SIOUX CITY, IOWA 51102

                                                     PH. (712) 277-3931
                                                         (800) 274-3931
                                                     FAX (712) 233-3431



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
              --------------------------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 11, 2004, which appears on page
F-1 of the annual report on Form 10-KSB of Cycle Country Accessories Corp. and Subsidiaries for the year ended September 30, 2004, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                            /s/ Henjes, Conner, Williams & Grimsley, LLP

                                HENJES, CONNER, WILLIAMS & GRIMSLEY, LLP